UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, Clean Vision Corporation (the “Company”) entered into a Securities Purchase Agreement, dated as of February 17, 2023 (the “Prior Agreement”), with the accredited investors named therein (the “Investors”) for the sale of up to $4,000,000 in aggregate principal amount of senior convertible promissory notes and warrants to acquire shares of common stock of the Company, in a private placement. The Company’s initial closing for the sale of $2,500,000 in principal amount of senior convertible promissory notes (the “February Notes”) and warrants to purchase 29,434,850 shares of common stock of the Company (the “February Warrant”) was consummated on February 21, 2023, and an additional closing for the sale of $1,500,000 in principal amount of senior convertible promissory notes (the “April Notes”) and warrants to purchase 17,660,911 shares of common stock of the Company (the “April Warrant”) was consummated on April 10, 2023.

On May 26, 2023, the Company entered into that certain Securities Purchase Agreement (the “Purchase Agreement”) with the Investors, pursuant to which the Investors purchased senior convertible promissory notes in the aggregate original principal amount of $1,714,285.71 (the “May Notes”) and warrants to purchase 44,069,041 shares of the Company’s common stock (the “May Warrant”). Pursuant to the terms of the Purchase Agreement, the Company and the Investors provided customary representations and warranties to each other. The Company expects to consummate the closing for the sale of the May Notes and May Warrant under the Purchase Agreement (the “Offering”), which is subject to customary closing conditions, on or about May 30, 2023 (the “Closing Date”). The Company estimates that the net cash proceeds will be approximately $1,000,000 million from the closing of the Offering, after deducting the estimated expenses of the Offering.

Convertible Promissory Note

The Notes will mature 12 months after issuance (the “Maturity Date”). The Note bears interest at a rate of 5% per annum, as may be adjusted from time to time in accordance with Section 2 of the Note. The Note carries an original issue discount of 30%. The Company may not prepay any portion of the outstanding principal amount, accrued and unpaid interest or accrued and unpaid late charges on principal and interest, if any, except as specifically permitted by the terms of the Note.

At any time, the Company shall have the right to redeem all, but not less than all, of the amount then outstanding under the Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (as defined in the Note) (a “Company Optional Redemption”). The portion of this Note subject to a Company Optional Redemption shall be redeemed by the Company in cash at a price equal to the greater of (i) 10% premium to the amount then outstanding under the Notes to be redeemed, and (ii) the equity value of our common stock underlying the Notes. The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding such redemption and the date we make the entire payment required. The Company may exercise its right to require redemption under the Note by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the holders of Notes.

The Note sets forth certain standard events of default (such event, an “Event of Default”), which, upon such Event of Default, requires the Company within one (1) Business Day to deliver written notice thereof via electronic mail and overnight courier to the Investor (an “Event of Default Notice”). At any time after the earlier of the Investor’s receipt of an Event of Default Notice and the Investor becoming aware of an Event of Default, the Investor may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of the Note by delivering written notice thereof.

Warrant

The Warrants are exercisable for shares of the Company’s common stock at a price equal to 120% of the closing sale price of the common stock on the trading day ended immediately prior to the Closing Date (the “Exercise Price”) and expire five years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, recapitalizations and the like.

RRA

In connection with the Purchase Agreement, the Company and the Investors will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the United States Securities and Exchange a registration statement covering the resale of all of the registrable securities issuable pursuant to the Purchase Agreement within thirty (30) days after the Closing Date.

Amendments and Waivers

Pursuant to the Purchase Agreement, the lead Investor (in such capacity, the “Existing Investor”) agreed to, effective at the time of execution of the Purchase Agreement, amend Section 2(c) of the February Warrant and April Warrant (collectively, the “Prior Warrants”) to replace the reference therein to “Section 2(a)” with “Section 2.” Additionally, the Existing Investor agreed to waive, in part, Section 2(c) of the Prior Warrants such that after giving effect to adjustments resulting from the execution and delivery of the Purchase Agreement, (x) the aggregate number of shares of common stock issuable upon exercise thereof shall adjust as set forth in Section 1(e)(ii) of the Purchase Agreement and (y) the exercise price of the Prior Warrants then in effect shall adjust to $0.0389. Such waiver shall only apply to issuances of Notes and Warrants and shall not apply to any other Dilutive Issuance (as defined in the Prior Warrants) or other transactions or events. After giving effect to such amendment and waiver, the February Warrant will be exercisable into 49,164,524 shares of Common Stock and the April Warrant will be exercisable into 29,498,714 shares of Common Stock (in each case, without regard to any limitations on exercise set forth therein).

The Company and the Existing Investor also amended the February Note and April Note as set forth in Section 1(e)(iii) of the Purchase Agreement.

All capitalized terms not defined herein shall have their respective meanings as set forth in the Purchase Agreement, the Note, the Warrant, and the Registration Rights Agreement.

Item 1.01 of this Current Report on Form 8-K (this “Current Report”) contains only a brief description of the material terms of the Purchase Agreement, the Notes, the Warrant and the Registration Rights Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the forms of Purchase Agreement, the Note, the Warrant and the Registration Rights Agreement, the forms of which are attached as Exhibits 10.1, 4.1, 4.2, and 10.2 respectively, to this Current Report, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Convertible Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: May 30, 2023	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer